SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                     _______________________


                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




                   COMMUNITY CARE SERVICES, INC.
        (Exact name of Registrant as specified in its charter)



     New York                               13-3677548
(State of incorporation            (IRS Employer Identification
or organization)                               Number)



18 Sargent Place, Mount Vernon, New York               10550
(Address of principal executive offices)            (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                Name of each exchange on which
  to be registered                 each class is to be registered

Common Stock, par value                 Boston Stock Exchange
    $.01 per share

  Class A Warrants                      Boston Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:



                             NONE
                        (Title of Class)

Item 1.   Description of Registrant's Securities to be Registered.


          Community Care Services, Inc. (the "Registrant") is authorized to issue 20,000,000 shares of Common Stock, par value
$.01 per share ("Common Stock") and 5,458,332 Class A Warrants
("Class A Warrants"). A description of Registrant's Common Stock and Class A Warrants is set forth under "Description of Securities" in Registrant's Registration Statement on Form SB-2 (File No. 333-1700) (the "Registration Statement") and such description is incorporated herein by reference.

Item 2.   Exhibits.

          4.1 Specimen certificate evidencing shares of Registrant's Common Stock(1)

          4.2 Certificate of Incorporation of Registrant, as amended(1)

          4.3  By-laws of Registrant(1)

          4.4  Form of Redeemable Warrant Agreement between
               Registrant and American Stock Transfer & Trust
               Company, as transfer agent(1)

          4.5 "Description of Securities" on pages 32-34 of Amendment No. 4 to the Registration Statement(1)



-------------
(1) Heretofore filed as an Exhibit to the Registration Statement, SEC File Number 33-1700, and incorporated herein by reference.

                            SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              COMMUNITY CARE SERVICES, INC.



                              By: /s/ Alan T. Sheinwald
                                  Alan T. Sheinwald
                                  President and Chief Executive
                                   Officer


Dated: October 3, 1996